EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We consent to the incorporation by reference in the Registration Statement (Form S-4 No. 333-110138) of Seabulk America Partnership, Ltd. and in the related Prospectus of our report dated February 27, 2004, with respect to the financial statements of Seabulk America Partnership, Ltd. included in the Annual Report (Form 10-K) for the year ended December 31, 2003.



                                              /s/ Ernst & Young LLP


Fort Lauderdale, Florida
March 30, 2004